UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )
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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12
Portland General Electric Company
(Name of registrant as specified in its charter)
(Name of person(s) filing proxy statement, if other than the registrant)
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PORTLAND GENERAL ELECTRIC COMPANY
121 SW Salmon Street
Portland, Oregon 97204

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON WEDNESDAY, APRIL 22, 2020

The following Notice of Change of Location relates to the definitive proxy statement on Schedule 14A (the “Proxy Statement”) of Portland General Electric Company (the “Company”) dated March 12, 2020 and made available to the Company's shareholders in connection with the Company's Annual Meeting of Shareholders to be held on April 22, 2020. This supplement to the Proxy Statement is being filed with the Securities and Exchange Commission and made available to the Company's shareholders on or about April 1, 2020. The Company's proxy statement and 2019 Annual Report are available on our Company website at https://investors.portlandgeneral.com/annual or at www.proxyvote.com.

Except as amended or supplemented by the information contained in this supplement, all information set forth in the Proxy Statement continues to apply and should be considered in voting your shares.

THIS NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT

NOTICE OF CHANGE OF LOCATION
OF ANNUAL MEETING OF SHAREHOLDERS

Wednesday, April 22, 2020 at 10:00 a.m. Pacific Daylight Savings Time
Online Meeting Only — No Physical Meeting Location

To the Shareholders of Portland General Electric Company:

In light of public health concerns related to the coronavirus (COVID-19) outbreak, NOTICE IS HEREBY GIVEN that the location of our 2020 Annual Meeting of Shareholders (the "Annual Meeting") has been changed and will be conducted exclusively online.

The meeting will still be held at 10:00 a.m. Pacific Daylight Savings Time ("PDT") on April 22, 2020. As described in the proxy materials for the Annual Meeting, shareholders of record as of the close of business on February 28, 2020 will be able vote and ask questions during the meeting.

To participate in the Annual Meeting, visit www.virtualshareholdermeeting.com/POR2020 and enter the 16-digit control number included on your notice of Internet availability of the proxy materials, on your proxy card, or on the instructions that accompanied your proxy materials. You may begin to log into the meeting platform beginning at 9:45 a.m. PDT on April 22, 2020. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting.

You may vote during the Annual Meeting by following the instructions available on the meeting website during the meeting. If you wish to submit a question, you may do so during the meeting by logging into the virtual meeting platform at www.virtualshareholdermeeting.com/POR2020, typing your question into the "Ask a Question" field, and clicking "Submit." Questions pertinent to meeting matters will be answered during the meeting, subject to time constraints. Any questions pertinent to meeting matters that cannot be answered during the meeting may be raised after the Annual Meeting by contacting Investor Relations at 503-464-8586.

If you encounter any technical difficulties with the virtual meeting platform on the meeting day, please call 800-586-1548 (US) or 303-562-9288 (International). Technical support will be available beginning at 9:30 a.m. PDT on April 22, 2020 and will remain available until the meeting has ended.

We thank you for your interest in our Company and look forward to your participation at our virtual meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Nora Arkonovich
Associate General Counsel and Corporate Secretary
April 1, 2020